Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
October 30, 2009	Cynthia Jamison: (864) 250-6061
cjamison@palmettobank.com

The Palmetto Bank Reports Third Quarter Financial Results

Greenville, S.C. – Palmetto Bancshares, Inc. reported a net loss for the third quarter 2009 of $14.2 million, compared to a net loss of $17.9 million for the second quarter 2009 and net income of $2.0 million for the first quarter 2009. Similar to the second quarter 2009, the net loss in the third quarter was driven primarily by the elevated level of the provision for loan losses to address deteriorated credit quality in the loan portfolio and related declines in commercial real estate collateral values.

“In the second and third quarters, many of our customers were severely impacted by the depressed economy and the significant reductions in collateral values, particularly commercial real estate property values. As I have said before, when our customers suffer, we also suffer. We are proactively working with many of our borrowers to develop loan repayment plans,” said Sam Erwin, Chief Executive Officer and President of The Palmetto Bank. “Credit quality of our loan portfolio is the primary issue contributing to our negative financial performance. Some economic indicators are showing signs of improvement. Absent a ‘double dip’ recession, we are optimistic an improving economy will help our borrowers recover and therefore begin moving our credit quality trends in a positive direction.”

In response to the extended recession and the impact on the Company’s financial results, in June the Company began executing a comprehensive and proactive Strategic Project Plan to address these issues. Erwin continued, “Since June and for the remainder of 2009, we have been and continue to be keenly focused on executing the Plan. No one yet can predict the severity of this recession and how long it will take for the recovery to begin. It is our expectation that our hard work, along with eventual improvement in the economy and commercial real estate markets, will help our borrowers emerge from this storm and start our road to recovery.”

Leon Patterson, Chairman and Chief Executive Officer of Palmetto Bancshares, Inc., added, “The Board of Directors and management are focused on aggressive execution of the Strategic Project Plan, as well as other longer-term strategic planning, so that we emerge from this recession as an even better Company - with a mission and purpose even more committed and relevant to the future of banking in our state. We are dealing with one of the most pronounced recessions in decades. But, we have a plan and it is working; and we are making progress on a daily basis.”

Serving customers for more than 103 years in the Upstate, The Palmetto Bank (www.palmettobank.com) manages $1.8 billion in assets including Retail and Commercial Banking, Trust, Brokerage, Mortgage and Insurance. The Palmetto Bank is the fifth largest independent state-chartered commercial bank in South Carolina with 29 banking locations throughout the Upstate counties of Abbeville, Anderson, Cherokee, Greenville, Greenwood, Laurens, Oconee, Pickens, Spartanburg and York.

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Addendum to News Release - Forward-Looking Statements

Certain statements in this News Release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements and factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) statements with respect to Palmetto Bancshares’ plans, objectives, expectations and intentions and other statements that are not historical facts; (3) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (4) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the company; (5) actions taken by banking regulatory agencies related to the banking industry in general and the Company specifically; and (6) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.